Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 27, 2014, with respect to the consolidated financial statements of iHealth Technologies, Inc. contained in the Prospectus, filed on May 16, 2016, relating to the Registration Statement on Form S-1 (File No. 333-211022) of Cotiviti Holdings, Inc., which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s GRANT THORNTON LLP

Atlanta, GA

November 10, 2016